UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2015

MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   678-323-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 17, 2015, MedAssets, Inc. (the "Company") issued a press release announcing that its Board of Directors (the "Board") authorized an extension to the Company's existing stock repurchase plan (the "Original Repurchase Plan") until February 29, 2016 and increased the total dollar amount available for the repurchase of shares of the Company's common stock to $100 million subject to certain restrictions under the Company's credit agreement and bond indenture. In accordance with the Original Repurchase Plan which was authorized by the Board on February 25, 2014, the Company has repurchased an aggregate amount of approximately $42.8 million of the Company's common stock. For additional information, a copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 17, 2015.
This exhibit is furnished pursuant to Item 8.01 and shall not be deemed to be "filed."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc. (Registrant)
February 17, 2015 (Date)	/s/ CHARLES O. GARNER Charles O. Garner Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 17, 2015.